INTERNATIONAL LICENSE AGREEMENT
                               AMENDING AGREEMENT

         THIS INTERNATIONAL LICENSE AGREEMENT AMENDING AGREEMENT made effective as of the 1st day of JANUARY A.D. 1994


BY AND BETWEEN:


                           DRUMMOND SERVICES LIMITED,
                    a body corporate, incorporated under the
                         laws of the Republic of Cyprus
                          with its registered office at
                            16 Kryiakos Matsis Avenue
                             10th Floor, Eagle House
                                  P.O. Box 1451
                              1509 Nicosia, Cyprus

                                                 (hereinafter called "DRUMMOND")


                                     - and -

                             ROFIN SINAR LASER GmbH,
                   a corporation organized and existing under
                  the laws of the Federal Republic of Germany,
                      having a principal place of business
                     at Berzeliusstrasse 83, P.O. Box 740360
                          D-22113 Hamburg 74, Germany,

                                                    (hereinafter called "ROFIN")

WHEREAS:

         (A) The interest of BOREAL LICENSING INC. in the International License Agreement dated August 21, 1990 and effective as of July 1, 1990 between BOREAL LICENSING INC. as licensor and ROFIN as licensee, has been assigned as of December 31, 1993 to DRUMMOND pursuant to Article 16.05 of that agreement (hereinafter referral to as the "International License Agreement");


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                                       2


         (B) It was a condition of the aforesaid assignment that DRUMMOND assume the responsibilities and obligations of BOREAL LICENSING INC. which are of a continuing nature and which arise out of the agreement between BOREAL LICENSING INC. and ROFIN SINAR LASER GmbH;

         (C) ROFIN has requested an amendment of the International License Agreement so that it shall have a license for medical and scientific applications, uses and improvements for slab CO2 lasers and thereby be empowered to sublicense the same pursuant to the terms and conditions of the International License Agreement;

         (D) In order that ROFIN may obtain a license as above-mentioned and thereunder be empowered to grant a sublicense for medical and scientific applications and uses for slab CO2 lasers, up to 500 watts, in favour of Carl Zeiss Stiftung ("ZEISS") it is necessary that Boreal Laser Inc. and Carl Zeiss Stiftung agree to amend their agreement dated as of April 27, 1990 and amended March 25, 1991 (the "Zeiss Agreement") so as to convert the exclusive rights of Zeiss therein into non-exclusive rights;

         (E) It is desirable to reduce to writing the specific details of the parties' agreement and amendments;

NOW THEREFORE:

                  In consideration of the covenants and premises herein recited it is understood and agreed that the said International License Agreement shall be amended as follows:

1. ARTICLE II LICENSE GRANT and in particular Article 2.06 shall be amended to read as follows:

                  This Agreement shall be deemed to include, in favour of ROFIN, the right to make, use, market, and sell Laser Units for any medical and scientific applications, uses, and improvements, including the right of sublicense subject to DRUMMOND's consent.

2. ARTICLE IV ROYALTIES PAYMENTS and CHARGES shall be amended and in particular Article 4.04 shall be amended to read as follows:

                  ROFIN shall males all payments to DRUMMOND by wire transfer to such bank account as DRUMMOND shall from time to time direct.

3. ARTICLE IV ROYALTIES PAYMENTS AND CHARGES shall be amended to include the following additional subclauses:

                  4.12     In the event ROFIN  grants a  sublicense  pursuant to
                           Article 2.05 above to a sublicensee the amount rate payable to DRUMMOND in respect of such sublicensing shall be equal to 50% of the royalties, sublicensing fees or any other amounts received by ROFIN (herein referred to as "sublicense revenues") under such sublicense.

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                                       3


                  4.13 ROFIN hereby specifically covenants to account-for and pay to DRUMMOND its share of sublicense revenues at the same times and in the same manner as contemplated for all other payments under this Agreement. All rights and remedies granted to DRUMMOND under this Agreement in respect of amounts owing to DRUMMOND shall equally apply to DRUMMOND's share of sublicensing revenues. Furthermore, the said sublicense revenues shall not be taken into account in the calculation of any Minimum Annual Royalty payable by ROFIN under this Agreement.

4. ARTICLE XVI GENERAL PROVISIONS shall be amended and in particular Articles 16.07 and 16.09 shall be amended to read as follows:

                  16.07    The  parties  agree that the laws of the  Republic of
                           CYPRUS  shall  govern  this   International   License
                           Agreement and all amendments thereto.

                  16.09 All notices, requests, demands and other communications shall be in writing and mailed, telexed (with confirmed answer back) telefaxed, or hand delivered to such party addressed:

                           if to    DRUMMOND SERVICES LIMITED
                                    16 Kryiakos Matsis Avenue
                                    10th Floor, Eagle House
                                    P.O. Box 1451
                                    1509 Nicosia, Cyprus

                                    ATTENTION:  MANAGING DIRECTOR

                           if to    ROFIN SINAR LASER GmbH,
                                    Berzeliusstrasse 83, P.O. Box 740360
                                    D-22113 Hamburg 74, Germany

                                    ATTENTION:  TECHNICAL DIRECTOR

5. In all other respects the terms of the International License Agreement as before referenced shall remain in full force and effect as between DRUMMOND and ROFIN. In particular, and not so as to restrict the generality of the foregoing, ROFIN hereby acknowledges, covenants, and agrees that:

         i) all monies of every nature and kind payable to BOREAL LICENSING INC. pursuant to the terms of the International License Agreement between ROFIN and the said BOREAL LICENSING INC. are payable to and shall be paid to DRUMMOND;

         ii) all privileges, rights, and remedies vested in, available to, or possessed by BOREAL LICENSING INC. pursuant to the International License Agreement as aforesaid are now vested in, available to, and possessed by DRUMMOND.


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                                       4


6. DRUMMOND agrees that its consent to ROFIN's granting a sublicense to ZEISS for industrial, medical and scientific applications, uses and improvements for slab CO2 lasers up to 500 watts, shall be deemed given at such time as ZEISS and BOREAL LASER INC. agree to amend the ZEISS Agreement to convert the exclusive rights of ZEISS therein to non-exclusive rights.

                  DRUMMOND acknowledges, covenants, and agrees that it is responsible and liable for any and all acts and/or obligations of every nature and kind of BOREAL LICENSING INC. as are contained in the International License Agreement aforesaid. All rights, actions, and remedies of every nature and kind which ROFIN possessed or had as against BOREAL LICENSING INC. it now has and possesses and may enforce against DRUMMOND.

                  IN WITNESS WHEREOF the parties hereto have caused their duly authorized officers to execute this Agreement as of the day, month and year first above referenced.

EXECUTED the 20th day                   DRUMMOND SERVICES LIMITED
of February, 1996
in Nicosia, Cyprus                      Per: Hinrich Martinen
                                             -----------------------------------


EXECUTED the 08 day                     ROFIN SINAR LASER GmbH
of February, 1996
in Hamburg West Germany                 Per: Peter Wirth
                                             -----------------------------------